SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May10, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 10, 2013, the Registrant, through Wheeler Real Estate Investment Trust, L. P., a Virginia limited partnership of which the Registrant is the sole general partner (“Wheeler REIT”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), dated May 10, 2013 between Wheeler REIT, as purchaser, and Fairfield Investors, LLC, a Virginia limited liability company (“Fairfield”), as seller, for the purchase real property known as the Starbucks/Verizon building, which is a free-standing building located within The Fairfield Shopping Center (the “Shopping Center”) located in Virginia Beach, Virginia and subject to a ground lease with the Shopping Center for the sales price of One Million Three Hundred Ninety-Two Thousand Four Hundred and No/Dollars ($1,392,400).

Jon Wheeler, the Registrant’s Chairman and Chief Executive Officer, controls Wheeler REIT and Fairfield Investors.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not Applicable

(b)	Pro forma financial information. *

Unaudited Pro Forma Financial Information

(c)	Shell company transactions.

Not Applicable

(d)	Exhibits

10.1	Purchase and Sale Agreement, dated May 10, 2013 by and between Wheeler REIT and Fairfield Investors

*	Filed as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: May 15, 2013